UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 13, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On July 13, 2020, Equillium, Inc. (the “Company”) announced that a clinical trial conducted by its partner, Biocon Limited, demonstrated that itolizumab significantly reduced mortality in patients hospitalized with COVID-19 in India and that the Drugs Controller General of India, the regulatory agency that oversees drug approvals in India, has granted restricted emergency use of itolizumab for the treatment of cytokine release syndrome in COVID-19 patients with moderate to severe acute respiratory distress syndrome in India. The Company, which has the right to develop and commercialize itolizumab in the U.S., Canada, Australia and New Zealand, is planning to conduct a global randomized, controlled clinical trial of itolizumab in COVID-19 patients for which it will file a U.S. investigational new drug application. A copy of the press release discussing these matters is filed as Exhibit 99.01, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description.

	99.01	Press release, dated July 13, 2020, issued by Equillium, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: July 13, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer

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